201 South Main Street		Mark E. Lehman
Suite 1800
Salt Lake City, Utah 84111
Telephone 801 532-1234		Direct Dial
Facsimile 801 536-6111		(801) 532-1234
	Salt Lake City, UT ® Las Vegas, NV ® Reno, NV	E-Mail
MLehman@pasrsonsbehle.com

December 18, 2007

Board of Directors
Renewable Energy Acquisition Corp.
7078 East Fish Lake Road, Suite 800
Minneapolis, MN 55311

Re:  Registration Statement on Form SB-2

Gentlemen:

Reference is made to the Registration Statement on Form SB-2 (the “Registration Statement”) filed on or about December 20, 2007 by Renewable energy Acquisition Corp., a Nevada corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), covering (i) 2,000,000 units (the “Units”), with each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and two warrants to purchase one share of the Company’s Common Stock (the “Warrants”, and the shares of Common Stock underlying the Warrants, the “Warrant Shares”) through Crusader Securities, Inc. (the “Underwriter”), (ii) up to 2,000,000 shares of Common Stock underlying the Units, (iii) up to 4,000,000 Warrants underlying the Units, (iv) up to 4,000,000 Warrant Shares underlying the Warrants, (v) up to 100,000 Units (the “UPO Units”) which the Underwriter will have the right to purchase (the “Underwriter Unit Options”) for its own accounts or those of its designees, (vi) up to 100,000 shares of Common Stock and up to 100,000 Warrants issued as part of the UPO Units (the “UPO Shares” and the “UPO Warrants”, respectively) and (vii) up to 200,000 shares of Common Stock issuable on exercise of the Warrants included in the UPO Units (the “UPO Warrant Shares”).

We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

Board of Directors
Renewable Energy Acquisition Corp.
December 18, 2007

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act, and the Units are duly issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Units will be validly issued, fully paid and non-assessable.

2. Common Stock. When the Registration Statement becomes effective under the Act, and such Common Stock is duly issued, delivered, sold and paid for as part of the Units, as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3. Warrants and Warrant Shares. When the Registration Statement becomes effective under the Act, when the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) is duly executed and delivered, and the Warrants are duly issued, delivered, sold and paid for as part of the Units, all as contemplated by the Registration Statement, such Warrants will be duly issued, fully paid and non-assessable, and the Warrant Shares underlying such Warrants, when duly issued, delivered, sold and paid for upon exercise of such Warrants, as contemplated by the Warrant Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

4. Underwriter Purchase Options. When the Registration Statement becomes effective under the Act, and the Underwriter Purchase Options are duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Underwriter Purchase Options will be validly issued, fully paid and non-assessable.

5. UPO Units. When the Registration Statement has become effective under the Act and the UPO Units are duly executed and issued, delivered, sold and paid for upon exercise of the Underwriter Purchase Options in accordance with its terms and as contemplated by the Registration Statement, such UPO Units will be validly issued, fully paid and non-assessable.

6. UPO Shares. When the Registration Statement becomes effective under the Act and the UPO Shares are duly issued, delivered, sold and paid for as part of the UPO Units in accordance with the terms of the Underwriter Purchase Options and as contemplated by the Registration Statement, the UPO Shares will be validly issued, fully paid and non-assessable.

Board of Directors
Renewable Energy Acquisition Corp.
December 18, 2007

7. UPO Warrants and URPO Warrant Shares. When the Registration Statement becomes effective under the Act, when the UPO Warrants are duly issued, delivered, sold and paid for as part of the UPO Units in accordance with the terms of the Underwriter Purchase Options and as contemplated by the Registration Statement, such UPO Warrants will be validly issued, fully paid and non-assessable, and the UPO Warrant Shares underlying such UPO Warrants, when duly issued, delivered, sold and paid for upon exercise of such UPO Warrants in accordance with their terms and as contemplated by the Registration Statement, such UPO Warrant Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as an exhibit incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/

Parsons Behle & Latimer